SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       NORTH COUNTRY FINANCIAL CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:_______
     (2)  Aggregate number of securities to which transaction applies:__________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4)  Proposed maximum aggregate value of transaction:______________________
     (5)  Total fee Paid:_______________________________________________________
[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________________________
     (2)  Form, schedule, or registration statement no.:________________________
     (3)  Filing party:_________________________________________________________
     (4)  Date filed:___________________________________________________________

                       NORTH COUNTRY FINANCIAL CORPORATION

                      P.O. Box 369, 130 South Cedar Street
                           Manistique, Michigan 49854

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 20, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of North Country Financial Corporation (the "Corporation"), a Michigan corporation, will be held on April 20, 1999, at 6 p.m. at the Park Place Hotel, 300 East State Street, Traverse City, Michigan 49684, for the following purposes:

   1.   To elect three (3) directors, each to hold office for a three-year term.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed February 19, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                                        By order of the Board of Directors


                                        /s/ Ronald G. Ford
                                        Ronald G. Ford
                                        President and Chief Executive Officer


         Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.



Dated: March 1, 1999

                       NORTH COUNTRY FINANCIAL CORPORATION
                      P.O. Box 369, 130 South Cedar Street
                           Manistique, Michigan 49854

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of North Country Financial Corporation (the "Corporation"), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 20, 1999, at 6 p.m., at the Park Place Hotel, 300 East State Street, Traverse City, Michigan 49684, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                              VOTING AT THE MEETING

     This Proxy Statement has been mailed on or about March 5, 1999, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on February 19, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

     The Corporation has only one class of common stock and one class of preferred stock. As of February 1, 1999, there were 7,097,837 shares of common stock of the Corporation outstanding and no shares of preferred stock outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation.

     If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and for the proposals set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of fifteen (15) members. The Restated Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2002 Annual Meeting of Shareholders. The Board has nominated Michael C. Henricksen, John P. Miller and Ronald G. Ford, all of whom are incumbent directors previously elected by the Corporation's shareholders.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 1999 annual meeting. The Corporation's Articles of Incorporation require at least sixty (60) days prior written notice of any other proposed shareholder nomination, and no such notice has been received.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

     The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than five years.

                   Nominees for Election as Directors for Terms Expiring in 2002
                                                                                     Age           Director of
                                                                                                Corporation Since
Michael C. Henricksen...........................................................      56               1988
         Co-Owner, Satellite Services, Inc., a service company
John P. Miller..................................................................      60               1976
         Owner, Peoples Store Co., Inc. (Retail Clothing)
Ronald G. Ford..................................................................      51               1987
         Chairman, North Country Bank and Trust, North Country Financial
         Corporation, First Manistique Agency, First Northern Services and
         First Rural Relending Co.


                             Directors Whose Terms Expire in 2001
Stanley J. Gerou II.............................................................      50               1989
         Owner, Gerou Excavating, Inc.
Thomas G. King..................................................................      46               1987
         President, Top of Lake Investment Company, Owner, King's Motel
John Lindroth...................................................................      43               1987
         President, Superior State Agency, Inc. (Insurance Agency)
Sherry L. Littlejohn............................................................      39               1998(1)
              President and Chief Operating Officer, North Country Bank and
              Trust


                          Directors Whose Terms Expire in 2000
Charles B. Beaulieu.............................................................      61               1984
         Owner, Beaulieu Funeral Home, Inc.
Bernard A. Bouschor.............................................................      50               1996
         Tribal Chairman, Sault Tribe of Chippewa Indians
C. Ronald Dufina................................................................      54               1992
         Owner, Balsam Shop, Inc., HRD, Inc., Island Leasing, Inc., and
         Mackinaw Island Hospitality, Inc. (companies involved in tourism)

(1) Ms. Littlejohn was appointed by the Board of Directors in 1998 to fill a vacancy on the Board of Directors.

                                BOARD COMMITTEES

     The Board of Directors of the Corporation has an Audit Committee comprised of John Miller, Chairman, John Lindroth and C. Ronald Dufina. Four meetings of the Committee were held during 1998. This Committee is responsible for the recommendation of the independent accounting firm to be engaged for the external audit, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of the external audit, the establishment and continued supervision of internal auditing procedures, reviewing the degree of independence of the auditors and reviewing the adequacy of internal accounting controls.

     The Compensation Committee is comprised of Chairman C. Ronald Dufina, Charles Beaulieu, Bernard Bouschor, and John Miller. Four meetings of this Committee were held in 1998. This Committee is responsible for recommending annually to the Board the salary of the President, Chairman and CEO. This Committee additionally reviews with management the annual projected salary ranges and recommends those for Board approval. This Committee also annually reviews the written Personnel Policy and audits the employee benefit package annually.

     The Nominating Committee of the Board, comprised of Stanley Gerou, Chairman, Bernard Bouschor and John Lindroth, held three meetings during the year. The Board also has an Executive Committee comprised of Michael C. Henricksen, Chairman, Thomas G. King, Ronald G. Ford, Sherry L. Littlejohn and John Lindroth. This Committee handles strategic planning for the Corporation and its subsidiaries.

     The Board of Directors of the Corporation held a total of six meetings during 1998. No director attended less than 75 percent of the aggregate number of meetings of the Board of Directors and the Committees on which he served. There are no family relationships between or among any of the directors, nominees, or executive officers of the Corporation.

                            REMUNERATION OF DIRECTORS

     The directors of the Corporation each receive a fee of $500 for attendance at meetings of the Board, except for the Chairman who receives $1,000 per meeting. Some of the directors also serve on the Board of Directors of North Country Bank and Trust ("Bank"), for which they are paid an annual fee of $1,200 and a fee of $1,000 per meeting (except for Mr. Ronald G. Ford, the Bank Board Chairman, who receives $1,400 per meeting) for attendance at Bank Board meetings and $250 per meeting for committee meetings that are held on days when the entire Bank Board is not meeting. In November 1984, the Corporation adopted a deferred compensation plan for certain senior management employees and directors that provides for benefit payments to the participant and his or her family upon retirement or death. Messrs. Charles Beaulieu, John Miller, and Ronald Ford are participants in this plan. This plan was closed to additional participants in 1986. The plan allows the deferral of director fees and compensation in return for the payment of certain defined monthly benefits payable upon termination of one's service as a director or officer of the Corporation. Benefits under this plan may be funded by life insurance policies, with the premiums paid for by the Corporation. Any benefits payable under this plan are unsecured and payable out of the general assets of the Corporation.

     At the 1996 shareholder meeting, the Corporation's shareholders approved of the Corporation's Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Non-Employee Directors ("the Plan") to provide an opportunity for directors of the Corporation and its subsidiaries to defer payment of all or a part of their director fees ("Plan Fees") or to receive shares of the Corporation's stock in lieu of cash payment of Plan Fees. Each director who participates in the Plan must elect to have his or her Plan Fees credited quarterly to either (a) a Current Stock Purchase Account, (b) a Deferred Cash Investment Account, or (c) a Deferred Stock Account. Plan Fees credited to a Current Stock Purchase Account are converted to shares of the Corporation's Common Stock at market value on the credit date and distributed to the director in lieu of cash payment of Plan Fees. Plan Fees credited to a Deferred Cash Investment Account are deferred for tax purposes and are credited quarterly with an appreciation factor that may not exceed the prime rate of interest charged by the Bank. Plan Fees credited to a Deferred Stock Account are also deferred for tax purposes. At the credit date, the Plan Fees are converted into "Corporation stock units" determined by dividing the amount of the Plan Fees credited for the quarter by the fair market value of a share of the Corporation's Common Stock on the credit date. From the credit date forward, the value of the Corporation stock units in the director's account is tied directly to the fair market value of the Corporation's Common Stock, including the impact of paid dividends. Upon termination of a director's service with the Corporation, the amount credited to his or her Deferred Cash Investment Account or Deferred Stock Account is paid out in a lump sum, or if termination occurs because of retirement, the distribution may be spread over 5 to 10 years.

     At the 1997 shareholder meeting, the Corporation's shareholders approved the Corporation's 1997 Directors' Stock Option Plan (the "Director Option Plan") to encourage stock ownership by non-employee directors ("Eligible Directors") of the Corporation's bank subsidiary ("Bank") and to provide additional incentives for them to manage the Banks effectively. The Director Option Plan provides for the grant of options to Eligible Directors each year following each annual meeting beginning in 1998 based on the Bank's return on equity ("ROE") for the prior year ranging from 0 if the ROE was less than 13% to 400 shares if the Bank's ROE was greater than 15%. The term of each option is ten (10) years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant. Based on the earnings of the North Country Bank and Trust for 1997, Messrs. Beaulieu, Bouschor, Dufina, Gerou, Henricksen, King, Lindroth and Miller were on April 15, 1998, each granted an option to purchase 400 shares of the Corporation's Common Stock at an exercise price of $19.00 per share (adjusted for splits). Based on the earnings of the North Country Bank and Trust for 1998, Messrs. Beaulieu, Bouschor, Dufina, Gerou, Henricksen, King, Lindroth and Miller will, on April 15, 1999, each be granted an option to purchase 400 shares of the Corporation's Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

                   Committee Report on Executive Compensation

     Decisions on the compensation of the Corporation's executive officers are made by the Board's Compensation Committee comprised of nonemployee directors consisting of Chairman C. Ronald Dufina, Charles Beaulieu, Bernard Bouschor and John Miller. To ensure this Committee's independence, the Board of Directors has used outside consultants to assist the Committee in its deliberations. This Committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 1998.

     Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

     Annually, the Committee recommends a base wage for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

     The base salary of the President of the Corporation's subsidiary bank is determined in a similar manner by the Corporation's President and Chief Executive Officer and the Bank's Board of Directors. The base salaries of all other executive officers are established by the Corporation's President and Chief Executive Officer.

     Annual Cash Incentive - To provide performance incentives and to compensate for the reduction in base salary, the strategy provides for annual cash awards that are payable if the Corporation and the Bank meet or exceed annual performance objectives established by the Board of Directors.

     Long-Term Incentives - To align the interests of its executive officers and senior managers with the Corporation's shareholders, the Board's compensation strategy provides for a 401(k) matching contribution and equity- based compensation under the Corporation's Stock Compensation Plan. Each of the Corporation's compensation plans has been adopted by the Board of Directors, and the equity-based compensation plans have been approved by the Corporation's shareholders.

     C. Donald Dufina, Charles B. Beaulieu, Bernard A. Bouschor, John P. Miller

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Corporation's Chief Executive Officer and the Corporation's other executive officers whose annual compensation exceeded $100,000, for any of the three years ended December 31, 1998:

                                                                                Long-Term
                                                                              Compensation
          Name and                             Annual Compensation           Options Granted         All Other
     Principal Position        Year          Salary(1)      Bonus(1)                (#)            Compensation(2)
     ------------------        ----          ------         --------               -----           ---------------
Ronald G. Ford                 1998        $230,000         $69,000               60,000              $20,600
  President and CEO            1997        $180,000         $45,000               72,000              $33,950
                               1996        $150,050         $61,520                    0              $29,550

Sherry L. Littlejohn           1998        $150,000         $45,000               45,000              $ 7,538
  President and Chief          1997        $116,000         $44,000               34,665              $ 6,940
  Operating Officer,           1996        $ 84,000         $22,640                    0              $ 4,200
  North Country Bank
    and Trust

(1) Includes amounts deferred by employees under the Corporation's retirement plan account pursuant to Section 401(k) of the Internal Revenue Code.
(2) The amounts disclosed in this column include: (a) the amounts contributed by the Corporation to the Corporation's retirement plan, in which substantially all employees of the Corporation participate (the Corporation made matching contributions equal to 5 percent of each employee's salary reduction contribution for calendar 1998, (b) director fees, and (c) the dollar value of premiums paid by the Corporation for certain deferred compensation benefits, as follows:

                           1998                1997             1996
                           ----                ----             ----
Mr. Ford            (a)  $  8,000             $  8,000         $  7,500
                    (b)  $ 12,600             $ 15,950           12,050
                    (c)  $    -0-             $ 10,000           10,000

Ms. Littlejohn      (a)  $  7,538             $  6,940         $  4,200

                               EMPLOYMENT CONTRACT

     Ronald G. Ford entered into an Employment Contract with North County Bank and Trust, as President and CEO, effective July 1, 1994. This contract is for a term of three years with an automatic annual one year extension unless notice of termination is given six months before the end of the current year. This contract provides that Mr. Ford's duties, responsibilities and administrative authority, absent written agreement to the contrary, shall be as President and CEO, respectively, of the Corporation and the Bank. If Mr. Ford's employment is terminated following a change in control of the Corporation for reasons other than his death, disability, normal retirement, for cause or by Ford without good reason, the contract provides that he will be paid 20 quarter annual payments each equal to 25% of the average of his aggregate annual base salary for the three immediately preceding years. If any payment to Mr. Ford under the Employment Contract is subject to an excise tax under Section 4999 of the Internal Revenue Code ("IRC"), Mr. Ford will receive additional payments so that the amount he receives equals the amount he would receive under the contract if an excise tax was not imposed.

     The Corporation has entered into an individual Management Continuity Agreement with Ms. Littlejohn. This agreement provides severance benefits if the executive's employment is terminated within thirty-six (36) months after a change in control or within six (6) months before a change in control if the Corporation terminates her or his employment in contemplation of a change in control and to avoid the agreement. For the purposes of this agreement, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 25% of the Company's voting securities by any person or an extraordinary change in the composition of the Board of Directors. Severance benefits will not be payable if the Corporation terminates the employment for cause, if employment terminates due to the executive's death or disability, or if the executive resigns without good reason. An executive may resign with "good reason" after a change in control and retain benefits if the Corporation reduces the executive's salary or bonus, assigns duties inconsistent with the executive's prior position, or shifts the executive's job location more than 40 miles. The agreement is for self-renewing terms of three (3) years unless the Corporation takes action to terminate further extensions. The agreement is automatically extended for a three (3) year term from the date of a change in control. The agreement provides a severance benefit of a lump-sum payment equal to three (3) years' salary and bonus and continuation of benefits coverage for three (3) years and provides for additional payments to make an executive whole, on an after-tax basis, for any excise taxes imposed by Section 4999 of the IRC.

                     STOCK OPTION AND RESTRICTED STOCK PLAN

     In 1992, the Corporation adopted a Stock Option Plan. Participants in the Plan generally include senior officers and certain directors of the Corporation's subsidiary bank. The Plan authorizes the issuance of 37,350 shares of Common Stock pursuant to the exercise of options under the Plan, all of which have been granted. Except as to then-outstanding options, this Plan was terminated at the same time that the Board of Directors approved the Stock Compensation Plan described below.

     In 1997, the Corporation adopted a Stock Compensation Plan. Senior officers and other key employees of the Corporation and its subsidiaries are eligible to participate in the Plan. The Plan permits the grant of stock awards covering up to 600,000 shares of the Corporation's common Stock, less shares covered by options granted under the 1997 Directors' Stock Option Plan. Under the Plan, a Committee consisting of non-employee directors may award stock options, restricted stock, performance shares or other stock based awards.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                             Value at Assumed
                                          % of Total                                     Annual Rates of Stock
                                       Options Granted     Exercise                         Price Appreciation
                          Options      to Employees in       Price       Expiration         for Option Term (2)
                        Granted (1)      Fiscal Year      (Per Share)       Date        ----------------------------
                        -----------     -------------     -----------      ------          5%                10%
Ronald G. Ford            60,000            40%             $20.33          2008        $767,125          $1,944,046
Sherry L. Littlejohn      45,000            30%             $20.33          2008        $575,343          $1,458,035

(1)      These options vest one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercise depend on future performance of the Corporation's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.


       AGGREGATE STOCK OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during 1998 by the executives listed in the Summary Compensation Table and the value of unexercised options at December 31, 1998.

                                                                      Number of Securities             Value of
                                                                           Underlying                 Unexercised
                                                                           Unexercised               In-the-Money
                                                                           Options at                 Options at
                                                                            12/31/98                  12/31/98(1)
                              Shares Acquired                       -------------------------  -------------------------
           Name                 on Exercise      Value Realized     Exercisable/Unexercisable  Exercisable/Unexercisable
           ----               ---------------    --------------     -------------------------  -------------------------
Ronald G. Ford . . . . . .           0              $  0                72,000 / 60,000          $576,000 / $160,200
Sherry L. Littlejohn . . .           0              $  0                34,665 / 45,000          $277,320 / $120,150

(1) Values are based on the difference between the last reported sale price of the Corporation's Common Stock prior to December 31, 1998 ($23.00), and the exercise prices of the options.


                INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiary banks of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiary banks. In the opinion of management, all such transactions with officers and directors and with such corporations and partnerships are made in the ordinary course of business and substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

            VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     At February 1, 1999, the Corporation had outstanding 7,097,837 shares of common stock, no par value per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 1, 1999, the record date fixed by the Board of Directors. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation.

     As of February 1, 1999, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Company except as follows:

           Name and Address of                Amount and Nature of               Approximate
            Beneficial Owner                  Beneficial Ownership           Percent of Class (2)
           -------------------                --------------------           --------------------
           Ernest D. King                         541,048 (1)                       7.5%
           P.O. Box 216
           Naubinway, MI 49762

(1) Includes 18,304 shares held jointly with Mr. King's spouse and 261,372 shares held in an Individual Retirement Account for Mr. King's spouse.
(2) Calculated on the basis of the amount of shares outstanding, plus 168,695 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

     The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Company, directors, each of the executive officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group.

                                                 Amount and
                                                  Nature of
                                                  Beneficial              Percent
                                                Ownership (1)           of Class (2)
                                                -------------           ------------
Charles B. Beaulieu......................    38,601 (3)                       *
Bernard A. Bouschor......................     1,970 (4)                       *
C. Ronald Dufina.........................    22,095 (5)                       *
Ronald G. Ford...........................    85,594 (6)                     1.2%
Stanley Gerou............................   114,272 (7)                     1.6%
Michael Henricksen.......................   147,264 (8)                     2.0%
Thomas G. King...........................    44,307 (9)                       *
John Lindroth............................    62,641 (10)                      *
John P. Miller...........................   117,511 (11)                    1.6%
Sherry L. Littlejohn.....................    39,543 (12)                      *

All Directors and Executive
Officers as a group (10 persons).........   674,253                         9.3%

* Less than 1.0%

(1) Includes shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days. At February 1, 1999, there were a total of 168,695 such shares.
(2) Calculated on the basis of the amount of shares outstanding, plus 168,695 shares acquirable upon exercise of options described in the preceding footnote.
(3) Includes 15,899 shares held by Mr. Beaulieu's spouse and 4,406 shares held in an Individual Retirement Account for Mr. Beaulieu's spouse.
(4)  Includes 1,665 deferred compensation shares.
(5) Includes 2,049 deferred compensation shares and 6,597 shares held in an Individual Retirement Account for Mr. Dufina's spouse.
(6) Includes 72,000 shares for which Mr. Ford has the right to acquire beneficial ownership under stock options exercisable in 60 days.
(7) Includes (i) 2,046 deferred compensation shares and (ii) 93,204 shares owned jointly with Mr. Gerou's spouse.
(8) Includes (i) 2,293 deferred compensation shares, (ii) 5,400 shares for which Mr. Henricksen has the right to acquire beneficial ownership pursuant to stock options exercisable in 60 days, (iii) 124,835 shares held jointly with Mr. Henricksen's spouse, and (iv) 6,954 shares held in trust for the benefit of Mr. Henricksen's children.
(9) Includes (i) 1,554 deferred compensation shares, and (ii) 31,104 shares held jointly with Mr. King's spouse.
(10) Includes (i) 2,046 deferred compensation shares, (ii) 12,150 shares for which Mr. Lindroth has the right to acquire beneficial ownership pursuant to stock options exercisable in 60 days, (iii) 36,084 shares held jointly with Mr. Lindroth's spouse, and (iv) 9,000 shares held by Superior State Agency of which Mr. Lindroth is a major shareholder.
(11) Includes (i) 1,501 deferred compensation shares, (ii) 1,669 shares held in an individual retirement account for Mr. Miller's spouse, and (iii) 188 shares held jointly with Mr. Miller's children.
(12) Includes 34,665 shares for which Ms. Littlejohn has the right to acquire beneficial ownership under stock options exercisable in 60 days.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index for the five year period ended December 31, 1998. The following information is based on an investment of $100, on December 31, 1993 in the Corporation's common stock, the NASDAQ Bank Stocks Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's Common Stock, there are no market makers for such shares, and the Corporation's common stock does not trade on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.





                                   [GRAPHIC OMITTED]




                                        1993          1994           1995           1996           1997           1998
North Country Financial                 100           114.08         167.20         219.45         407.05         577.68
MG Group Index                          100            99.02         114.12         192.54         328.65         364.62
NASDAQ Market Index                     100           104.99         136.18         169.23         207.00         291.96

Source: Media General Financial Services, Richmond, Virginia.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation for the year ended December 31, 1998, have been examined by Wipfli Ullrich and Bertelson, LLP, independent public accountants. A representative of Wipfli Ullrich and Bertelson, LLP, will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to answer appropriate questions. Wipfli Ullrich and Bertelson, LLP has been appointed by the Board of Directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 1999.

                       AVAILABILITY OF 10-K ANNUAL REPORT

     The annual report on Form 10-K to the Securities and Exchange Commission will be provided free to shareholders upon written request. Write Ms. Sherry Littlejohn, North Country Financial Corporation, P.O. Box 369, 130 South Cedar Street, Manistique, Michigan 49854.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Corporation for inclusion in the 2000 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 15, 1999.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Annual Report of the Corporation for 1998 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ Ronald G. Ford
Ronald G. Ford
President and Chief Executive Officer
March 1, 1999



::ODMA\PCDOCS\GRR\255738\2

                                 REVOCABLE PROXY
                      NORTH COUNTRY FINANCIAL CORPORATION

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald G. Ford and Sherry Littlejohn, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned's shares of Common Stock of NORTH COUNTRY FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to held at Park Place Hotel, 300 East State Street, Traverse City, Michigan 49684, on April 20, 1999, at 6:00 p.m., and any and all adjournments thereof:




Please be sure to sign and date this Proxy in the box below.
Date [    ]

___________________________________________________________
Stockholder sign above        Co-holder (if any) sign above

1. Election of Directors
(except as marked to the contrary below):

          For                 Withhold       For All Except
          [  ]                  [  ]             [  ]

     Ronald G. Ford      Michael C. Henrickson         John P. Miller

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____________________________________________

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT
THEREOF:

     The Board of Directors recommends a vote "FOR" the nominees listed above.

     Properly executed proxies will be voted as marked and, if not marked, will be voted "FOR" all of the nominees.

                            YOUR VOTE IS IMPORTANT.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabuliation service at:

                         Registrar and Transfer Company
                               10 Commerce Drive
                        Cranford, New Jersey 07016-3572

     Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are hold jointly both owners must sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   Detach above card, sign, date and mail in postage paid envelope provided.

                      NORTH COUNTRY FINANCIAL CORPORATION
                      P.O. Box 369, 130 South Cedar Street
                           Manistique, Michigan 49854


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY